Exhibit 10.2

2013 Diversified Restaurant Holdings, Inc. Short-Term Incentive Program

Short-term Incentive Program – Designed to support the business’ objectives of profitable growth through a combination of new store openings, same store sales growth, cost savings, and key strategic initiatives.

				Corporate Financial
Name	Title	2013 Target Bonus		(80% CEO and CFO and 70% all Others)				$ of Bonus at Target Associated with:
		% of Salary	$	Corporate EBITDA	Same Store Sales Growth (Bagger Daves)	Same Store Sales Growth (Buffalo Wild Wings)	Strategic / Individual	Corporate EBITDA	Same Store Sales Growth (Bagger Daves)	Same Store Sales Growth (Buffalo Wild Wings)	Strategic / Individual
Michael Ansley	Chairman, President, & CEO	60%	$129,000	70%	5%	5%	20%	$90,300	$6,450	$6,450	$25,800
David Burke	CFO & Treasurer	40%	$80,000	70%	5%	5%	20%	$56,000	$4,000	$4,000	$16,000
Jason Curtis	COO	40%	$74,000	60%	5%	5%	30%	$44,400	$3,700	$3,700	$22,200
Ioana Ben-Ezra	Chief Compliance Officer and Controller	30%	$36,000	60%	5%	5%	30%	$21,600	$1,800	$1,800	$10,800
Lupita Distaso	VP of Purchasing	20%	$23,000	60%	5%	5%	30%	$13,800	$1,150	$1,150	$6,900
Rebecca Raver	VP of Marketing	20%	$23,000	60%	5%	5%	30%	$13,800	$1,150	$1,150	$6,900
Amy Kuschel	Director of HR	10%	$6,500	60%	5%	5%	30%	$3,900	$325	$325	$1,950
Total			$371,500					$243,800	$18,575	$18,575	$90,550

2013 Financial Metrics:

	Threshold	Target	Maximum
Payout (as a %of Target)	50%	100%	150%
Corporate EBITDA	$12,000,000	$15,000,000	$18,000,000
Same Store Sales Growth (Bagger Daves)	3%	4%	6%
Same Store Sales Growth (Buffalo Wild Wings)	1.5%	2%	3%

Straight-line interpolation will be used to calculate actual bonus earned for 2013, such that any performance below Threshold will result in a payout of 0% for the metric and all amounts will be capped at 150% of target.

Strategic/Individual Goals will consist of 3-5 specific and measureable objectives where possible. Committee and management evaluation of achievement of goals will be used to develop final award for this component of the incentive program.